UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 1, 2023

Lumen Technologies, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)
(318)
388-9000
(Registrant’s telephone number, including area code)

Level 3 Parent, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Eldorado Blvd.
Broomfield, Colorado	80021 - 8869
(Address of principal executive offices)	(Zip Code)
(720)
888-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered by Lumen Technologies, Inc. pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On November 1, 2023, Lumen Technologies, Inc. (“Lumen” or the “Company”) and certain of its wholly-owned subsidiaries (collectively “Sellers”) completed the previously disclosed sale of certain of Sellers’ operations in Europe, the Middle East and Africa (the “Sale”) to Colt Technology Services Group Limited (“Colt”) and certain of its wholly-owned subsidiaries (collectively with Colt, “Purchasers”), all of which are portfolio companies of Fidelity Investments, in exchange for pre-tax
cash proceeds of $1.8 billion, less closing adjustments and estimated transaction costs. This consideration is subject to certain post-closing adjustments and indemnities set forth in the purchase agreement dated as of February 8, 2023 between Sellers and Colt, as amended and restated as of November 1, 2023 (the “Restated Purchase Agreement”).
Effective at the closing of the Sale, affiliates of Purchasers and Sellers entered into various commercial agreements designed to permit, among other things, the parties to continue to serve their respective global customers.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form
8-K
and is incorporated by reference herein.

Item 8.01	Other Events.
Additional information about the Sale is contained in Lumen’s press release issued on November 1, 2023, which is filed as Exhibit 99.1 to this Current Report on Form
8-K
and is incorporated by reference herein.
Forward Looking Statements
Except for the historical and factual information contained herein, the matters set forth in this Current Report on Form
8-K
and the press release attached hereto, including statements regarding the expected transaction proceeds and benefits of the above-described transactions, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “intends,” “will” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the possibility that the anticipated benefits from the above-described transactions cannot be fully realized in the manner contemplated; the possibility that it may be more difficult than anticipated to segregate the Company’s European, Middle Eastern and African businesses from its other businesses in connection with the Sale; the possibility that the Company might be required to pay higher than anticipated tax payments, to make unanticipated payments under the transaction agreements or to otherwise receive less net cash proceeds than anticipated; changes in the Company’s cash requirements, financial position or business, operational or financial plans; the effects of competition from a wide variety of competitive providers; the purchasers’ ability to successfully maintain the quality and profitability of their product and service offerings and to introduce new offerings on a timely and cost-effective basis; and other risk factors and cautionary statements as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission. You should be aware that new factors may emerge from time-to-time
and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the transactions and alliances. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form
8-K.
Unless legally required, the Company undertakes no obligation and expressly disclaims any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.
Within four business days of the Sale, Lumen intends to file the pro forma financial information required by this Item 9.01(b) by amendment to this Current Report on
Form 8-K.

(d)	Exhibits.
The following exhibits are furnished with this Current Report on Form
8-K:

Exhibit No.	Description

2.1	Deed of Amendment and Restatement dated as of November 1, 2023, by and among certain affiliates of Lumen Technologies, Inc., Colt Technology Services Group Limited and certain of its affiliates.

99.1	Press Release of Lumen, dated November 1, 2023.

104	Cover page formatted as Inline XBRL and contained in Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. and
Level
3 Parent, LLC have duly caused this Current Report on Form
8-K
to be signed on their behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: November 1, 2023	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

LEVEL 3 PARENT, LLC

Dated: November 1, 2023	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President and General Counsel